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                                                                     EXHIBIT 3.2





                                 CALAIR L.L.C.

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                              AMENDED AND RESTATED
                               COMPANY AGREEMENT

                                  DATED AS OF

                                 APRIL 17, 1998

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                               TABLE OF CONTENTS


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                                                        SECTION 1

                                           DEFINED TERMS; RULES OF CONSTRUCTION

         1.1      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2      Computation of Time Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.3      Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.4      No Presumption Against Any Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.5      Use of Certain Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.6      Headings and References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                        SECTION 2

                                                  ORGANIZATIONAL MATTERS

         2.1      Formation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2      Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.3      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.4      Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.5      Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                  (a) Limited Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                  (b)     Prohibited Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.6      Principal Place of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.7      Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.8      Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.9      Certificate of Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.10     Agent for Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.11     Cancellation Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.12     Compensation and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.13     Independent Activities; Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . 4
                  (a)     Managing Member's Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                  (b)     Other Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.14     Liability to Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                        SECTION 3

                                                         MEMBERS

         3.1      Rights of Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.2      Member Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.3      Management Rights of CEA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
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         3.4      Voting Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.5      Meetings of the Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                  (a) Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                  (b)     Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                  (c)     Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                  (d)     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                  (e)     Conduct of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                  (f)     Consent in Lieu of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                  (g)     No Meeting Required for Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.6      Partition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.7      Covenant Not to Dissolve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.8      Termination of Status as Member   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                  (a) Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                  (b)     Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                  (c)     Continuing Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                  (d)     Transferee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                                                        SECTION 4

                                                        MANAGEMENT

         4.1      Management of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                  (a) Managing Member   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                  (b)     Initial Managing Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                  (c)     Authority of the Managing Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.2      Reliance by Third Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.3      Restrictions on Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (a)     Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (b)     Impossibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (c)     Litigation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (d)     Possession of Company Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (e)     Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (f)     Bankruptcy, Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (g)     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                  (h)     Extraordinary Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (i)     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (j)     Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (k)     Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (l)     Tax and Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (m)     Admission of Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (n)     Operative Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (o)     Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (s)     Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                  (t)     Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4      CEA's Rights upon Certain Extraordinary Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.5      Separate Identity and Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
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         4.6      Compliance with Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.7      No Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.8      Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.9      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        SECTION 5

                                                     COMPANY CAPITAL

         5.1      Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.2      Closing Date Contribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.3      Additional Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.4      Voluntary Capital Contributions by Calfinco   . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.5      No Withdrawal of Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.6      No Interest on Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.7      Company Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        SECTION 6

                                                       ALLOCATIONS
         6.1      Profits and Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2      Special Allocations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                  (a)     Gross Income Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                  (b)     Qualified Income Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                  (f)     Expense Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.3      Curative Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.4      Other Allocation Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.5      Tax Allocations: Code Section 704(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        SECTION 7

                                              DISTRIBUTIONS AND REDEMPTIONS

         7.1      Proceeds from the Sale of Slots   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.2      Other Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        SECTION 8

                                          ACCOUNTING; BOOKS AND RECORDS; REPORTS

         8.1      Accounting; Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  (a) Maintenance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  (b)     Accounting Methods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  (c)     Access to Books, Records, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.2      Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
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                  (a) Partnership Reporting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  (b)     Tax Matters Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  (c)     Tax Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  (d)     Section 754 Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.3      Periodic Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  (a)     Annual Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  (b)     Quarterly Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  (c)     Other Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  (d)     Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                        SECTION 9

                                               TRANSFERS OF MEMBER INTEREST

         9.1      Restriction on Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.2      Permitted Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  (a) Calfinco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  (b)     CEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  (c)     Calfinco's Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.3      Conditions to Permitted Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (a)     Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (b)     Tax Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (c)     Securities Law Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (d)     Investment Company Act Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (e)     Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (f)     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (g)     No Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.4      Prohibited Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.5      Admission as Substituted Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         9.6      Distributions with Respect to a Transferred Member Interest   . . . . . . . . . . . . . . . . . . .  24

                                                        SECTION 10

                                                    POWER OF ATTORNEY

         10.1     Managing Member as Attorney-in-Fact   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.2     Nature of Special Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        SECTION 11

                                                DISSOLUTION AND WINDING UP

         11.1     Liquidation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  (a) Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  (b)     Company Termination Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.2     Winding Up  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
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         11.3     No Restoration of Deficit Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         11.5     Rights of Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.6     The Company Liquidator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (a) Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (b)     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (c)     Resignation of Company Liquidator . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.7     Liquidation Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (a)     Termination of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (b)     Sale of Company Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (c)     Repayment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (d)     Liquidating Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.8     Form of Liquidating Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        SECTION 12

                                                     INDEMNIFICATION

         12.1     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         12.2     Nonexclusive Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.3     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.4     Limitations on Indemnification Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  (a)     Limitation by Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  (b)     Misconduct, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  (c)     No Duplication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.5     Payments; No Reduction of Capital Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.6     Procedural Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  (a)     Notice of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  (b)     Defense of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  (c)     Settlement of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  (d)     Indemnification Despite Negligence of Indemnified Person  . . . . . . . . . . . . . . . . .  31
         12.7     Tax Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.8     Survival of Indemnification Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                        SECTION 13

                                                      MISCELLANEOUS

         13.1     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.2     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.3     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.4     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.5     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.6     Counterpart Execution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         13.7     Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         13.8     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         13.9     Fair Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Schedules
---------

Schedule 5.7              Assets of the Company


Exhibits
--------

Exhibit A                 Definitions
Exhibit B                 Transferee Certificate

                                 CALAIR L.L.C.
                              AMENDED AND RESTATED
                               COMPANY AGREEMENT


         THIS AMENDED AND RESTATED COMPANY AGREEMENT ("Agreement") is dated as of April 17, 1998, by and between CALFINCO INC., a Delaware corporation ("Calfinco"), and Chase Equity Associates, L.P., a California limited partnership ("CEA").

                              W I T N E S S E T H:

                 In consideration of the premises and intending to be legally bound by this Agreement, the parties hereby agree as follows:


                                   SECTION 1

                      DEFINED TERMS; RULES OF CONSTRUCTION

         1.1 Definitions. As used in this Agreement, each capitalized term defined in the preamble, any Sections of this Agreement or in Exhibit A shall have the meaning ascribed to such term therein.

         1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding."

         1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied consistently, except with respect to Capital Accounts and items entering into the computation of Capital Accounts, and except to the extent otherwise specified in the terms hereof.

         1.4 No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any particular party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         1.5 Use of Certain Terms. Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, and "including" has the inclusive meaning of "including, without limitation." The words "hereof," "herein," "hereby," "hereunder," and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         1.6 Headings and References. Section and other headings are for reference purposes only, and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Articles, Sections, Schedules, and Exhibits shall be deemed references to Articles, Sections, Schedules, and Exhibits of this Agreement. References in this Agreement and in Exhibit A to this Agreement and to any other Operative Document or any other agreement include this Agreement and the other Operative Documents and agreements as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof as permitted by the Operative Documents, including any exhibits and schedules thereto. A reference to any Law shall mean that Law as it may be amended, modified or supplemented from time to time, and any successor Law. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement.


                                   SECTION 2

                             ORGANIZATIONAL MATTERS

         2.1 Formation. The Company was formed as of March 31, 1998 as a limited liability company under the Act. This Agreement amends and restates the terms upon which the Company is organized and upon which its business is authorized and intended to be conducted. The Company shall be treated for federal income tax purposes as a partnership, upon the terms and conditions in this Agreement.

         2.2 Members. Calfinco and CEA are the initial Members of the Company. The names of and addresses for notice to the Members, as of the date hereof, are as follows:

Calfinco:                 CALFINCO Inc.
                          2929 Allen Parkway, Suite 1588
                          Houston, Texas 77019
                          Attention: Vice President - Corporate Finance
                          Telecopy No.: 713-834-2448

                          with a copy to the attention of Managing
                          Attorney-Finance at the above address, Suite 1466; telecopy no: 713-834-5161

CEA:                      Chase Equity Associates L.P.
                          c/o Chase Capital Partners
                          380 Madison Avenue, 12th Floor
                          New York, New York 10017-2591
                          Attn:  Brian J. Richmand
                          Telecopy No.: 212-622-3101
with a copy to:

                          Weil, Gotshal & Manges LLP
                          767 Fifth Avenue
                          New York, New York  10153
                          Attn:  Brian S. Rosen, Esq.
                          Telecopy No.:  212-310-8007

         2.3 Name. The name of the Company shall be Calair L.L.C. All business of the Company shall be conducted in such name.

         2.4 Powers. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other Law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the permitted business purposes or activities of the Company.

         2.5 Purpose. (a) Limited Purpose. The purposes of the Company are to (i) acquire the Slots, (ii) lease and/or sell the Slots, (iii) manage, protect and conserve the Company Property, (iv) enter into the Operative Documents, (v) own all of the issued and outstanding capital stock of Calair Capital Corporation, a Delaware corporation, (vi) engage in activities related or incidental to, and necessary or appropriate for, any of the foregoing, as permitted by this Agreement, and (vii) engage in such additional business activities as are permitted under this Agreement or otherwise as the Members may unanimously agree in writing.

         (b) Prohibited Acts. Notwithstanding any other provision of this Agreement or any provision of Law that otherwise so empowers the Company, except as provided in Sections 4.3(j), 4.4 and 11.1, the Company shall not (i) dissolve or liquidate, in whole or in part; (ii) merge or consolidate with any other enterprise; (iii) transfer all or substantially all of the Company Property; or (iv) amend this Agreement or any Operative Document to alter in any manner, or to delete, this Section 2.5.

         2.6 Principal Place of Business. The initial principal place of business of the Company shall be c/o Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Corporate Secretary. The Managing Member may not change the principal place of business of the Company to any other place without the prior written consent of CEA, such consent not to be unreasonably withheld; provided, however, that, in any event, such location shall be within the United States and such location shall be within a state that permits the qualification as a foreign limited liability company of a limited liability company organized under the Laws of the State of Delaware, and the Company duly qualifies to do business under the applicable Laws of such state. The registered office of the Company in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         2.7 Term. The term of the Company shall commence on the date its certificate of formation described in Section 18-201 of the Act is filed with the Secretary of State of the State of

Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Company and its business is completed following a Termination Event, as provided in Section 11.2

         2.8 Fiscal Year. The fiscal year of the Company for financial statement and federal income tax purposes shall be the same and shall end on December 31 of each year, except as may be required by the Code.

         2.9 Certificate of Formation. The Managing Member is hereby designated as an "Authorized Person," within the meaning of the Act, to execute, deliver and file any amendments, restatements, corrections or cancellation of the Company's certificate of formation, all in accordance with the provisions of this Agreement.

         2.10 Agent for Service of Process. The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or any successor as appointed by the Managing Member in accordance with the Act.

         2.11 Cancellation Certificates. Upon the happening of any event specified in Section 18-203 of the Act with respect to the Company, the Managing Member (or, if any Company Liquidator has been appointed, such Company Liquidator) shall promptly execute and cause to be filed certificates of cancellation in accordance with the Act and the Laws of any other states or other jurisdictions in which the Managing Member or such Company Liquidator, as the case may be, deems such filing necessary or advisable.

         2.12 Compensation and Expenses. Except as otherwise expressly provided in this Agreement, and except as otherwise contemplated by the Operative Documents, no Member or Affiliate of any Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company or otherwise in its capacity as a Member, nor shall any Member or Affiliate of any Member be reimbursed by the Company for any expenses incurred by such Member or Affiliate on behalf of the Company or otherwise in its capacity as a Member.

         2.13    Independent Activities; Transactions with Affiliates.

         (a) Managing Member's Activities. The Managing Member and any of its officers and directors (each a "Managing Entity") shall be required to devote only such time to the affairs of the Company as the Managing Member determines in its reasonable discretion may be necessary to manage and operate the Company, and each Managing Entity shall be free to serve any other Person in any capacity that such Managing Entity may deem appropriate in its discretion.

         (b) Other Activities. Each Member acknowledges that each other Member and the Affiliates of the other Members are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of the Company, without having or incurring any obligation to offer any interest in such activities or businesses to the Company or any Member, and neither this Agreement nor any activity undertaken pursuant to this Agreement shall prevent any such Affiliate of any such Member from engaging in such activities, or require any Member to permit the Company or any such Affiliate of any such Member to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. No Member shall have or owe any fiduciary duty to any other Member, by virtue of its Member Interest in the Company, or otherwise; provided, however, that each Member agrees to act with good faith in performing its obligations under this Agreement.

         2.14 Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.


                                   SECTION 3

                                    MEMBERS

         3.1 Rights of Members. Members shall have the rights and obligations provided in this Agreement and, to the extent consistent with this Agreement, the Act.

         3.2 Member Interests. The Members shall have the following rights under this Agreement (in addition to the other rights granted hereunder):

         (a) the right to receive Distributions and to share in the Profits and Losses of the Company, in accordance with their Sharing Ratios, all to the extent provided in this Agreement;

         (b) the right to receive liquidating Distributions to the extent provided in Section 11;

         (c) the right to vote upon, approve or consent to actions of the Company and to participate in the management of the Company, all to the extent provided in this Agreement; and

         (d)     the right to appoint the Company Liquidator as provided in
Section 11.6.

         3.3 Management Rights of CEA. Except as expressly provided herein, CEA shall have no right, power or authority to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

         3.4 Voting Rights. Except as provided in Section 18-213 of the Act, the Members shall have the right to vote only on those matters specifically reserved for their vote that are set forth in this Agreement.

         3.5 Meetings of the Members. (a) Notice. Meetings of the Members shall be called upon the written request of any Member. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than five (5) Business Days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting.

         (b) Record Date. For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than seven (7) Business Days before any such meeting.

         (c) Proxy. Any Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact.
No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy given by a Member shall be revocable at the pleasure of the Member executing it unless otherwise expressly stated in such proxy.

         (d) Consents. The approval or consent of any Member required under this Agreement may, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of such Member.

         (e) Conduct of Meeting. Except as expressly provided herein, each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

         (f) Consent in Lieu of Meeting. In the event the consent of any Member is required for any action to be taken by the Company, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in writing, executed by the Member necessary to authorize such action at a meeting.

         (g) No Meeting Required for Certain Actions. Any action, consent or approval that by the terms of this Agreement may be taken by any Member acting alone may be taken without the necessity of calling or holding a meeting of Members.

         3.6 Partition. To the fullest extent permitted under applicable Law, each Member waives any and all rights that it may have to maintain an action for partition of any Company Property.

         3.7 Covenant Not to Dissolve. Except as otherwise permitted by this Agreement, to the fullest extent permitted under applicable Law, each Member hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) exercise any power under the Act to dissolve the Company or (c) petition for judicial dissolution of the Company.

         3.8 Termination of Status as Member. (a) Certain Events. A Person shall cease to be a Member only upon the first to occur of:

                 (i) The Transfer of all of its Member Interest, provided that the transferee of such Member Interest is admitted as a substituted Member in accordance with this Agreement.

                 (ii) The involuntary Transfer by operation of Law of its Member Interest (which shall not relieve the transferor from any liability under this Agreement, including liabilities for an unpermitted resignation).

The happening of the foregoing events shall not cause a dissolution of the Company except as provided in Section 11. Except to the extent specifically set forth herein, upon the termination of a Person's status as a Member, such Person shall not be entitled to any Distributions from the Company, including any Distribution based on the fair value of such Person's Member Interest. A Member shall not cease to be a Member solely as a result of the happening of any of the events specified in 18-304(a) of the Act.

         (b) Resignation. No Member may resign from the Company except (i) upon cancellation of the certificate of formation as provided in Section 18-203 of the Act or (ii) incident to a Permitted Transfer pursuant to which the Transferee is admitted as a Member.

         (c) Continuing Obligations. Any debts, obligations, or liabilities in damages to the Company of any Person who ceases to be a Member shall be collectible by any legal means and the Company is authorized, in addition to any other remedies at Law or in equity, to apply any amounts otherwise distributable or payable by the Company to such Person to satisfy such debts, obligations, or liabilities.

         (d) Transferee. Except as otherwise provided in this Agreement, in the event a Person ceases to be a Member without having Transferred all of its Member Interest in accordance with this Agreement (including upon removal or resignation), such Person shall be treated as an unadmitted transferee of an interest as a result of a Transfer (other than a Permitted Transfer) of a Member Interest pursuant to Section 9.5.


                                   SECTION 4

                                   MANAGEMENT

         4.1 Management of the Company. (a) Managing Member. The management of the Company shall be vested in the Managing Member and except as otherwise provided in this Agreement in Sections 2.5, 4.3, 4.4, 4.5 and 11, the Managing Member shall have full power and authority to manage the business and affairs of the Company to the extent provided in the Act, and no other Member shall have any such management power and authority.

         (b) Initial Managing Member. Calfinco shall be the initial Managing Member. CEA shall have the right to replace Calfinco as the Managing Member (i) if Calfinco Transfers its Member Interest to a Person that is not an Affiliate of Calfinco, or (ii) as provided in Section 4.4.

         (c) Authority of the Managing Member. The Managing Member shall have the authority on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company, subject only to the restrictions expressly set forth in this Agreement (including Sections 4.3 and 4.4 ) and subject to the rights of the Company Liquidator to liquidate the

Company and take all actions incidental thereto during the Liquidation Period. Subject to such restrictions, the authority of the Managing Member shall include the authority to:

                 (i) engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member;

                 (ii) call meetings of Members or any class or series thereof;

                 (iii) make Distributions on account of Member Interests in accordance with the provisions of this Agreement and the Act, provided, that all such Distributions shall be in cash unless otherwise consented to by all Members;

                 (iv) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of the Company, and engage (and dismiss from engagement) any and all persons providing legal, accounting or financial services to the Company, or such other Persons as the Managing Member deems necessary or desirable for the management and operation of the Company;

                 (v) incur and pay all expenses and obligations incident to the operation and management of the Company;

                 (vi) subject to the provisions of Section 11, effect a dissolution of the Company after the occurrence of a Termination Event and, to the extent provided in Section 11, act as Company Liquidator for the purpose of winding up the Company's affairs, all in accordance with the provisions of this Agreement and the Act;

                 (vii) bring and defend (or settle) on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise;

                 (viii) prepare or cause to be prepared reports, statements and other relevant information for distribution to Members as may be required by this Agreement or the Act and any additional information determined to be appropriate by the Managing Member from time to time;

                 (ix) execute, deliver and perform the Company's obligations under any Operative Documents to which the Company is a party, including any certificates and other documents and instruments related thereto;

                 (x) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the Company Property pursuant to Section 8.2; and

                 (xi) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable for or incidental to the foregoing.

         4.2 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member set forth in this Agreement.

         4.3 Restrictions on Authority. Except as provided in Section 11, the Managing Member shall not be authorized to take any of the actions set forth in this Section 4.3 without the prior written approval of the other Member. The Managing Member covenants and agrees that it shall not, without such approval:

         (a) Contravention. Do any act in contravention of this Agreement or, when acting on behalf of the Company, engage in activities other than those contemplated by Section 2.5(a);

         (b) Impossibility. Do any act that would make it impossible to carry on the ordinary business of the Company, except as otherwise expressly provided in this Agreement;

         (c) Litigation, Etc. Confess a judgment against the Company or settle on behalf of the Company actions and proceedings at law or in equity before any court, any governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise (i) to which the Members or any of their Affiliates is a party in opposition to the Company or (ii) as a result of which it is reasonably likely that the rights, assets or interests of the Company or its Members as such would be materially adversely affected;

         (d) Possession of Company Property. Possess Company Property or assign rights in Company Property, for other than a Company purpose;

         (e) Liability. Perform any act that would cause, or knowingly fail to perform any act which failure would cause, any Member to be obligated personally for any debt, obligation, tax or liability of the Company in any jurisdiction solely by reason of such Member being a Member of the Company;

         (f) Bankruptcy, Insolvency. Cause or permit the Company voluntarily to take any action of the type referred to in clauses (i)(c) or
(ii) of the definition of "Voluntary Bankruptcy," or clause (iii) of the definition of "Voluntary Bankruptcy," insofar as such clause (iii) refers to clauses (i)(c) or (ii) of such definition;

         (g) Indebtedness. Cause or permit the Company to incur, assume or obligate itself for any Indebtedness, except that the Company may enter into and incur obligations under the Operative Documents (and any refinancings of the Credit Documents as described in Section 4.3(r)) and accounts payable associated with Company Expenses incurred in the ordinary course of business;

         (h) Extraordinary Transactions. Make any material change to the Slots other than (i) like-kind exchanges of one or more of the Slots pursuant to Section 13 of the Slot Lease, and (ii) sales pursuant to Section 13 of the Slot Lease to or at the direction of Calfinco, or its Affiliates, of Slots whose aggregate sales price, when combined with the aggregate sales price, of all Slots previously sold to or at the direction of Calfinco, or its Affiliates, do not exceed $50,000,000; provided, that any sale of Slots permitted by this clause (h) shall be at a price not less than the fair market value of the Slots at the time of sale, as set forth in an appraisal prepared by an appraiser reasonably acceptable to all Members, dated within thirty (30) days of the sale of such Slots; and provided, further, that any such sale or exchange must be to a Person that is not an Affiliate of Calfinco and must be otherwise in accordance with the provisions of Section 13 of the Slot Lease, unless concurrently with such sale to Calfinco or an Affiliate of Calfinco all of CEA's remaining Member Interest is being redeemed;

         (i) Liens. Cause or permit the Company to incur or suffer to exist any Liens on any of its assets, except for Permitted Liens;

         (j) Dissolution. Cause or permit the Company voluntarily to take any of the actions described in Section 2.5(b);

         (k) Merger. Cause or permit the Company to merge or consolidate with or into any other Person;

         (l) Tax and Accounting Matters. Except as may be required by Law, cause or permit changes in any tax position or policy of the Company, or cause or permit changes in or adoption of any accounting position, practice or policy (including a change in its fiscal year) of the Company not in accordance with GAAP;

         (m) Admission of Members. Cause or permit the admission of any Member to the Company other than pursuant to Section 9;

         (n) Operative Documents. Cause or consent to (i) any termination or cancellation of, (ii) any assignment, delegation or other transfer of the Company's or any other Person's rights or obligations under, or (iii) any amendment, modification, supplement or waiver of the Company's or any other Person's rights or obligations under, this Agreement or any other Operative Document to which the Company is a party;

         (o) Affiliate Transactions. Cause or permit the Company to enter into any contracts (including any indemnification agreements) or transactions with any Member or any Affiliate of any Member, other than as expressly provided for or contemplated by this Agreement (including Sections 4.3(r) and 4.8) or by any other Operative Document;


         (p) Renewal of Slot Lease. Cause or permit the renewal of the Slot Lease upon the expiration of the original term thereof;

         (q)     Exercise of Slot Lease Remedies. Exercise any remedy under
Section 11 of the Slot Lease Agreement other than pursuant to Sections 11(a)(ii) and (b) of the Slot Lease;

         (r) Prepayment or Refinancing of Indebtedness. Cause or permit the Company to prepay any of the Company's Indebtedness; provided, that the Managing Member shall have the right, without the approval of the other Member, to refinance the Company's Indebtedness with any Person, including, at any time after the third (3rd) anniversary of the Closing Date, with any Member or an Affiliate of a Member, upon terms no less favorable to the Company and the Members than the terms of such refinanced Indebtedness; provided further, that if the Company's Indebtedness has been refinanced with a Member or an Affiliate of a Member, the terms of such refinancing shall include a requirement that, upon a default thereunder, the holders of such Indebtedness shall not take any action to enforce any remedies with respect to such default for one hundred eighty (180) days after written notice to all Members of such default;

         (s) Distributions. Cause or permit Distributions to the Members, except as expressly provided in this Agreement; or

         (t) Reimbursement. Cause or permit the Company to reimburse any Member for any liability, loss, cost or Expense other than as expressly provided for in or contemplated by this Agreement or any other Operative Document.

         4.4 CEA's Rights upon Certain Extraordinary Events. (a) Upon the occurrence of any of the following (each, a "Trigger Event"):

                 (i) Calfinco, as the Managing Member, shall have engaged in willful misconduct in managing or otherwise conducting the business and affairs of the Company; or

                 (ii) the occurrence of any of the events described in clauses (iii) through (xi) of the definition of Termination Event;

CEA shall have the right to notify Calfinco of the occurrence of a Trigger Event (a "Trigger Event Notice"), and if (x) such Trigger Event is not cured or otherwise resolved to CEA's satisfaction within five (5) Business Days after delivery of the Trigger Event Notice, and (y) the Company does not exercise its redemption option provided in paragraph 3 of the Redemption Option Agreement, and consummate such redemption in accordance with the provisions of the Redemption Option Agreement, CEA shall have the right to remove Calfinco as the Managing Member and to be substituted for Calfinco as the Managing Member. CEA may rescind any Trigger Event Notice by delivery of a rescission notice to Calfinco prior to the fifth (5th) Business Day after delivery of the Trigger Event Notice to Calfinco.

         (b) Upon the occurrence of any Termination Event (other than those Termination Events listed in clauses (i) and (ii) of the definition of Termination Events) at any time, CEA shall have the right (i) to cause the Company to terminate the Slot Lease, (ii) to act as the Company Liquidator or appoint an experienced third party, institutional liquidator to act as the Company Liquidator, and (iii) to cause a liquidation of the Company in accordance with Section 11.

         4.5 Separate Identity and Operations. The Managing Member shall cause the Company to conduct its business and operations separate and apart from that of any Member or any Affiliates of any Member, including (i) segregating Company Property and not allowing funds or other assets of the Company to be commingled with the funds or other assets of, held by, or registered in the name of, any Member or any Affiliates of any Member, (ii) maintaining books and financial records of the Company separate from the books and financial records of any Member or any Affiliates of any Member, and observing all Company procedures and formalities, including maintaining minutes or records of meetings of the Company and acting on behalf of the Company only pursuant to due authorization of the Members (including any authorization as is given in this Agreement), (iii) causing the Company to pay its liabilities from assets of the Company and (iv) causing the Company to conduct its dealings with third parties in its own name and as a separate and independent entity.

         4.6 Compliance with Agreement. The Managing Member shall cause the Company to comply with all of the obligations of the Company set forth in this Agreement and the other Operative Documents to which it is a party.

         4.7 No Employees. The Managing Member shall not permit the Company to have any employees.

         4.8 Affiliate Transactions. Except as otherwise provided in this Agreement, the Managing Member, when acting on behalf of the Company, is hereby authorized to deal with any Member, acting on its own behalf, or any Affiliate of any Member, provided that any such transaction, other than any transaction otherwise permitted or contemplated by the Operative Documents, shall be made on terms and conditions that, taken as a whole, are no less favorable to the Company than if the transaction had been made with an independent third party and shall be in the ordinary course of the Company's business. The Members agree that the Operative Documents (and the transactions contemplated thereby) shall satisfy this third party standard and the Members hereby authorize the Managing Member to cause the Company to enter into the Operative Documents to which the Company is a party (and to consummate the transactions contemplated thereby).

         4.9 Compliance with Laws. The Managing Member shall cause the Company to comply with all applicable Laws except for such non-compliance as is attributable solely to any action taken or omitted to be taken by the other Member.


                                  SECTION 5

                                COMPANY CAPITAL

         5.1 Capital Accounts. A Capital Account shall be established for each Member on the books of the Company. Upon the making of the initial Capital Contributions pursuant to Section 5.2, the initial Capital Account of Calfinco shall be $31,666,667, the initial Capital Account of CEA shall be $10,000,000 in each case reflecting the initial Capital Contribution of each such Member to the Company. The Capital Account of any such Member shall be maintained in accordance with the following provisions:

                 (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions made pursuant to Sections
         5.2 or 5.4, as the case may be, such Member's distributive share of Profits, any items in the nature of income or gain that are specially allocated to such Member pursuant to this Agreement, and the amount of any Company liabilities paid, discharged or assumed (pursuant to an enforceable instrument of assumption and release) by such Member or any Affiliate of such Member or that are secured at the time of distribution by the Company Property distributed to such Member.


                 (ii) To each Member's Capital Account there shall be debited the amount of cash and the fair market value of any Company Property distributed to such Member pursuant to Sections 7 or 11, such Member's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated to such Member pursuant to Section 6 and the amount of the liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

                 (iii) In the event all or any portion of any Member Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Member Interest.

                 (iv) In determining the amount of any liability for purposes of clauses (i) and (ii) of this Section 5.1, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The Managing Member shall maintain the Members' Capital Accounts in accordance with the terms and provisions of this Agreement. However, in the event any Member disputes in an appropriate judicial proceeding the determination of its Capital Account, an independent de novo determination of the Members' Capital Accounts shall be made .

         5.2 Closing Date Contribution. On the Closing Date, Calfinco shall make a Capital Contribution to the Company in cash in the amount of $31,666,667 and CEA shall make a Capital Contribution to the Company in cash in the amount of $10,000,000, subject to the satisfaction (or waiver in writing by each Member) of the following terms and conditions:

         (a)     Execution and delivery of the Operative Documents.

         (b) No Termination Event or event which, with the giving of notice or passage of time (or both), would constitute a Termination Event shall have occurred and be continuing before or after giving effect to any such Capital Contribution.

         (c) Opinions of Vinson & Elkins and other parties acceptable to Calfinco and CEA shall have been delivered to the Company and the Members. Such opinions shall be addressed to the Company and the Members.

         5.3 Additional Contributions. Except as provided in Section 5.2 and as provided by Section 18-607 of the Act, no Member shall have any obligation of any kind to make Capital Contributions to or assume or pay liabilities of the Company. No additional Capital Contribution, in and of itself, including any Capital Contribution pursuant to Section 5.4, shall increase the contributing Member's Sharing Ratio or otherwise effect such Member's Member Interest, except for such Member's right to receive repayment of any additional Capital Contribution referred to in clause (i) of Section 5.4 and in accordance with the provisions of Section 7.2.

         5.4 Voluntary Capital Contributions by Calfinco. In addition to Capital Contributions described in or required by Section 5.2, Calfinco may make additional Capital Contributions (i) to fund any exercise of the Company's redemption options under the Redemption Option Agreement, or (ii) to pay any make whole premium, expenses, or other amounts in excess of the outstanding principal balance of any Indebtedness of the Company that is incurred in prepaying or refinancing such Indebtedness.

         5.5 No Withdrawal of Capital. Except as otherwise provided in this Agreement, no Member shall demand or receive a return of its Capital Contributions. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided in this Agreement.

         5.6 No Interest on Capital. No Member shall receive any interest or draw with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement.

         5.7 Company Assets. After giving effect to the transactions on the Closing Date, the Company Property shall consist of the assets listed on
Schedule 5.7.


                                   SECTION 6

                                  ALLOCATIONS

         6.1 Profits and Losses. (a) After giving effect to the special allocations set forth in Sections 6.2 and 6.4 and subject, in the case of Losses, to the limitation set forth in Section 6.1(b) Profits and Losses for any Fiscal Year shall be allocated to the Members in accordance with their respective Sharing Ratios.

         (b) The Losses and items of deduction or loss allocated pursuant to Sections 6.1(a) and 6.2 shall not exceed the maximum amount of Losses and items of deduction and loss that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Losses and items of deduction or loss in excess of the limitations set forth in this Section 6.1(b) shall be allocated, first, to the Members to whom amounts of Losses and items of deduction or loss can be allocated without causing such Members to have an Adjusted Capital Account Deficit at the end of the Fiscal Year, ratably in proportion to the amounts that can be so allocated, and the balance, if any, to Calfinco.

         6.2 Special Allocations. The following special allocations shall be made in the following order to the extent items of income, gain, loss or deduction are available:

         (a) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.2(a) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 6 have been made as if this
Section 6.2(a) and Section 6.2(b) were not in the Agreement.

         (b) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.2(b) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6 have been tentatively made as if this Section 6.2(b) were not in the Agreement.

         (c) Minimum Gain Chargeback. Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 6.2(c)), items of income and gain shall be allocated to each Member in an amount equal to such Member's share of the net decrease in such Minimum Gain (as determined pursuant to Section 1.704-2(g)(2) of the Regulations). This Section 6.2(c) is intended to constitute a minimum gain chargeback under Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

         (d) Member Nonrecourse Deductions. Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the economic risk of loss for such Member Nonrecourse Debt as determined under Section 1.704-2(b)(4) of the Regulations. If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 6.2(d) is intended to comply with the provisions of Section 1.704-2(i) of the Regulations and shall be interpreted consistently therewith.

         (e) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any provision hereof to the contrary except Section 6.2(c) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for a taxable year (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 6.2(e), items of income and gain shall be allocated to each Member in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to
Section 1.704-2(i)(4) of the Regulations). This Section 6.2(e) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

         (f) Expense Allocation. Any deduction attributable to the payment of the amounts described in Section 12.7 shall, without duplication, be allocated 100% to Calfinco. Any deduction attributable to the payment of other Company Expenses shall, without duplication, be allocated in accordance with the Member's Sharing Ratios.

         6.3 Curative Allocations. The allocations set forth in Sections 6.1(b), 6.2(a) and 6.2(b) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision of this Section 6 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to this Section 6 without regard to the Regulatory Allocations.

         6.4 Other Allocation Rules. (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by Calfinco using any permissible method under Code
Section 706 and the Regulations thereunder.

         (b)     The Members hereby agree to be bound by the provisions of this
Section 6 in reporting their shares of Company income, and loss for income tax purposes, except as may otherwise be required by Law.

         6.5 Tax Allocations: Code Section 704(c). (a) Except as otherwise provided in this Section 6.5, each item of income, gain, loss, deduction and credit determined for federal income tax purposes shall be allocated among the Members in the same manner as each correlative item of income, gain, loss, deduction and credit is allocated to the Members for purposes of maintaining their respective Capital Accounts.

         (b) Income, gain, loss, and deduction with respect to property contributed to the Company by a Member or revalued pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations shall be allocated among the Members in a manner that takes into account the variation between the adjusted tax basis of such property and its book value, as required by Section 704(c) of the Code and Section 1.704-1(b)(4)(i) of the Regulations, using the remedial allocation method permitted by Section 1.704-3T(d) of the Regulations or, if agreed to by all Members, the traditional method with curative allocations permitted by
Section 1.704-3(c) of the Regulations.

         (c) Any elections or other decisions relating to such allocations shall be made by Calfinco in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or Distributions pursuant to any provision of this Agreement.

         (d) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for, shall be divided among the Members in the same proportions as they share Profits or Losses, or amounts specially allocated pursuant to Sections 6.2 or 6.3, as the case may be, for the Fiscal Year.

                                   SECTION 7

                         DISTRIBUTIONS AND REDEMPTIONS

         7.1     Proceeds from the Sale of Slots. (a) Except as provided in
Section 11, the Managing Member shall cause the Company to Distribute, retain, invest, and lend the proceeds from the sale of any Slots, including any cash proceeds received in any like-kind exchange described in Section 13(b)(5) of the Slot Lease, as follows: (i) first the Company shall Distribute to each Member an amount sufficient to pay such Member's Taxes in respect of such sale;
(ii) second, (A) if such proceeds are received prior to the fifth (5th) anniversary of the Closing Date, the Company shall retain the amount by which $12,392,200 exceeds all amounts then being held by the Company (the "Retained Proceeds") in respect of the purchase prices the Company would be obligated to pay if it exercised the redemption options under Paragraphs 1 and 2 of the Redemption Option Agreement, (B) if such proceeds are received after the fifth
(5th) anniversary of the Closing Date, and if the Company has exercised and consummated the redemption option under Paragraph 1 of the Redemption Option Agreement, the Company shall retain the amount by which $6,834,200 exceeds the Retained Proceeds, and (C) if such proceeds are received after the fifth (5th) anniversary of the Closing Date, and if the Company has not exercised and consummated the redemption option under Paragraph 1 of the Redemption Option Agreement, the Company shall retain the amount by which $13,668,400 exceeds the Retained Proceeds, and such retained amount shall be invested in Cash Equivalents, and used by the Company to pay the purchase price for CEA's Member Interest, if the Company chooses to exercise its redemption option(s) pursuant to the Redemption Option Agreement; and (iii) the balance, if any, shall be held by the Company, invested in Cash Equivalents, and at the discretion of the Managing Member, be lent to any Member or an Affiliate of a Member solely in accordance with the provisions of Section 7.1(b).

         (b) Any Indebtedness of a Member or an Affiliate of a Member shall be evidenced by a promissory note or other evidence of the Indebtedness providing that (i) the interest rate payable in respect thereof shall be the blended rate earned by the Company on all Cash Equivalents held pursuant to
Section 7.1(a)(ii), plus 225 basis points, such interest rate to change as and when the blended rate on such cash equivalents changes and (ii) the Indebtedness shall be due and payable upon the occurrence of a Termination Event or, if the senior, unsecured, long-term debt rating of the borrowing Member, or the borrowing Affiliate of the Member, as the case may be, is lower than BB by S&P, or lower than Ba2 by Moody's Investors Service, Inc.

         (c) Any portion of the proceeds from the sale of Slots that is Distributed to CEA shall be credited to the amount payable to CEA upon the redemption, if any, of CEA's Member Interest pursuant to the Redemption Option Agreement.

         7.2 Other Cash. On each Payment Date, the Managing Member shall cause the Company to Distribute to the Members all cash on hand of the Company (other than any proceeds from the sale of any Slots) that will not be required to pay amounts due or to become due (i) under the Credit Documents on such Payment Date, (ii) in respect of the Company's redemption of CEA's Member Interest under the Redemption Option Agreement, or (iii) in respect of Company Expenses; provided, however, that not more than (a) $3,575,000 may be held by the Company in respect of the redemption, if any, to be made by the Company on the fifth anniversary of the Closing Date, and (b) $3,575,000 may be held by the Company in respect of the redemption, if any, to be made by the Company on the Tenth Anniversary. Except as provided in Section 11, all cash available for Distribution, other than the cash described in Section 7.1, shall be distributed first, in repayment of any additional Capital Contributions made pursuant to Section 5.4(i), and second, to each of the Members in accordance with their Sharing Ratios on each Payment Date, after giving effect to any redemption of any portion of CEA's Member Interest on such Payment Date. If the Company has redeemed a portion of CEA's Member Interest pursuant to the Redemption Option Agreement following the immediately preceding Distribution of available cash pursuant to this Section 7.2, the Distribution following such redemption shall be paid to each Member based upon such Member's average Sharing Ratio for the period since the immediately preceding Distribution.


                                   SECTION 8

                     ACCOUNTING; BOOKS AND RECORDS; REPORTS

         8.1 Accounting; Books and Records. (a) Maintenance. The Company shall maintain at its principal place of business or, upon notice to the Members, at such other place within the United States as the Managing Member shall determine, separate books of account for the Company, which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with this Agreement.

         (b) Accounting Methods. The Company shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books and records accordingly.

         (c) Access to Books, Records, Etc. Any Member or any agents or representatives of such Member, at the Company's expense, may visit and inspect any of the properties of the Company and examine any information it may reasonably request and make copies of and abstracts from the Company financial and operating records and books of account of the Company, and discuss the affairs, finances and accounts of the Company with the Managing Member and its officers, all at such reasonable times (i.e., during normal business hours, at reasonable intervals and upon reasonable notice). In addition, any Member may discuss the affairs, finances and accounts of the Company with the independent accountants of the Company at reasonable intervals and with the knowledge of the Managing Member where feasible. The Company hereby authorizes its independent accountants to engage in such discussions with Members. The rights granted to a Member pursuant to this Section 8.1(c) are expressly subject to compliance by such Member with the reasonable confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established by the Managing Member in its reasonable judgment from time to time.

         8.2 Tax Matters. (a) Partnership Reporting. All returns filed by the Company in respect of federal, state and local income taxes shall be filed on the basis that the Company is a partnership for federal, state and local income tax purposes unless otherwise (x) required by law, or (y) unanimously agreed by all Members. The Members shall take all steps pursuant to applicable Regulations and applicable state or local law in order to achieve partnership classification for the Company for federal, state and local income tax purposes and, in this connection, CEA will join in the making of any election requested in good faith by the Managing Member in furtherance of this objective.

         (b) Tax Matters Member. The Managing Member is authorized, in the case of material elections with the consent of the other Member, not to be unreasonably withheld, to make any and all elections for federal, state, and local tax purposes. If the other Member fails to respond within a reasonable period of time, under the circumstances to a written request by the Managing Member for consent to an election sought to be made for the Company, the Managing Member may treat such failure to respond as consent to such request. The Managing Member is authorized, to the extent provided in Code Sections 6221 through 6231, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities solely as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. The Managing Member is specifically authorized to act as the "tax matters partner" under the Code and in any similar capacity under state or local Law. Notwithstanding the generality of the foregoing, the Tax Matters Member shall make regular and current reports to the other Member on the status of all representations of the Company and the Members before taxing authorities and courts of competent jurisdiction. Furthermore, without the prior written consent of CEA (which consent shall not be unreasonably withheld), the Tax Matters Member may not enter into any agreements or documents that would affect the amount, timing or character of any items of income, gain, loss, deduction or credit allocated to or otherwise realized by, the other Member.

         (c) Tax Information. Necessary tax information shall be delivered to each Member as soon as practicable after the end of each Fiscal Year of the Company but not later than 90 days after the end of each such Fiscal Year. The Managing Member shall cause tax returns to be filed for the Company prepared, at the Company's expense, in accordance with the Code and the Regulations.

         (d) Section 754 Election. If a distribution of the Company's property as described in Code Section 734 occurs or if a transfer of a Member Interest as described in Code Section 743 occurs, upon the written request of any Member, the Company shall elect, pursuant to Code Section 754, to adjust the basis of the Company's properties.

         8.3 Periodic Reporting. The Company shall furnish or cause to be furnished to each Member, at the Company's expense, the following:

         (a) Annual Reports. Within ninety (90) days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 1998, the following:

                 (i) a Compliance Certificate executed by a senior financial or senior accounting officer of the Managing Member;

                 (ii) balance sheets (which shall, at the request of any Member, be audited) as of the last day of such Fiscal Year and the preceding Fiscal Year and income statements (which shall, at the request of any Member, be audited) and statements of cash flows for such periods and the notes associated with each, for the Company; and

                 (iii) a statement of the Member's Capital Account balances at the end of the Fiscal Year and a statement of the changes therein since the end of the prior Fiscal Year (or the Closing Date, in the case of the Fiscal Year ending December 31, 1998).

         (b) Quarterly Reports. Within thirty (30) days after the close of each Fiscal Quarter (other than the final Fiscal Quarter of any Fiscal Year) and within ninety (90) days after the close of the final Fiscal Quarter of each Fiscal Year, the following:

                 (i) unaudited statements of cash flows of the Company for such Fiscal Quarter and the notes associated therewith;

                 (ii) balance sheets of the Company as of the end of such Fiscal Quarter and for the comparable quarter of the prior year, if applicable;

                 (iii) income statements of the Company for such Fiscal Quarter, for the year to date ending such Fiscal Quarter and for the comparable periods of the prior Fiscal Year, if applicable;

                 (iv) a certification by the Managing Member that the statements described in Section 8.3(b)(i) include all adjustments necessary in the opinion of the Managing Member for fair presentation of the results of such Fiscal Quarter.

         (c) Other Notices. A notice of the occurrence of any Termination Event or any event which, with the giving of notice or passage of time (or both), would constitute a Termination Event and the action that the Managing Member has taken or proposes to take with respect thereto, promptly, but in any event no later than two (2) Business Days after the Managing Member has actual knowledge of such occurrence.

         (d) Additional Information. Promptly following any such request, such other information as is reasonably requested by any Member.

                                   SECTION 9

                          TRANSFERS OF MEMBER INTEREST

         9.1 Restriction on Transfers. Except as otherwise permitted by this Agreement, no Member shall pledge or Transfer all or any portion of its Member Interest.

         9.2 Permitted Transfers. (a) Calfinco. Subject to the conditions and restrictions set forth in Section 9.3, all, but not less than all of the Member Interest of Calfinco may be Transferred to any single Person or in the case of the foreclosure of any collateral security interest, to any trustee, collateral agent, or other Person acting on behalf of one or more financial institutions.

         (b) CEA. Subject to Calfinco's right of first refusal set forth in Section 9.2(c) and the conditions and restrictions set forth in Section 9.3, all, but not less than all of the Member Interest of CEA may be Transferred to any single Person or in the case of the foreclosure of any collateral security interest, to any trustee, collateral agent, or other Person acting on behalf of one or more financial institutions; provided, however, that, in no event, shall CEA transfer its Member Interest to any foreign or domestic air carrier or to any Affiliate of such an air carrier. Without limiting the generality of the foregoing, any Transfer by CEA of all of its Member Interest to any Affiliate of CEA that is not a foreign or domestic air carrier or an Affiliate of such an air carrier and in compliance with Section 9.3, shall be a Permitted Transfer.

         (c) Calfinco's Right of First Refusal. If CEA receives a bona fide offer to Transfer its Member Interest that CEA desires to accept (an "Offer"), CEA shall deliver to Calfinco a complete copy of the Offer, together with a letter from the chief financial officer (or equivalent) of the offeror, certifying that the offeror's net worth, determined in accordance with GAAP, is greater than $10,000,000. Calfinco shall have twenty (20) days to review the Offer and to decide whether to acquire CEA's Member Interest upon the terms of the Offer. If Calfinco decides to acquire CEA's Member Interest upon the terms of the Offer, Calfinco shall so notify CEA within such 20 day period, and Calfinco shall be obligated to acquire CEA's Member Interest upon such terms. If Calfinco notifies CEA that Calfinco has decided not to acquire the Member Interest upon the terms of the Offer, or if Calfinco fails to notify CEA of Calfinco's decision within such twenty (20) day period, Calfinco shall be deemed to have waived Calfinco's right to acquire CEA's Member Interest pursuant to the Offer, and CEA shall be free to Transfer its Member Interest to the offeror pursuant to the Offer. If CEA fails to Transfer its Member Interest to the offeror pursuant to the Offer within one hundred twenty (120) days following the expiration of such twenty (20) day period, or if the Offer is modified or extended, Calfinco's right of first refusal hereunder shall again apply to any new offer from any offeror or to the modified or extended Offer. The price for CEA's Member Interest payable pursuant to any Offer that CEA is entitled to accept pursuant to the terms of this Section 9.2(c) must be stated in terms of cash or cash and a promissory note, and if the terms of the Offer provide for all or a portion of the purchase price to be paid with a promissory note, Calfinco's promissory note shall be deemed to be equivalent to any promissory note to be provided by the offeror; provided, however, that any such promissory note shall be on the same terms and conditions as the offeror's promissory note. Notwithstanding anything in this Section 9.2(c) to the contrary, this Section 9.2(c) shall not apply to a Transfer by CEA of its Member Interest to an Affiliate of CEA.

         9.3 Conditions to Permitted Transfers. A Transfer shall not be treated as a Permitted Transfer under (i) Section 9.2(a) unless and until the following conditions set forth in clauses (b) and (f) are satisfied, or (ii)
Section 9.2(b), if applicable, unless and until the following conditions are satisfied:

         (a) Documentation. The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate, in the reasonable opinion of counsel to the Company, to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement.

         (b) Tax Information. The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Transferred Member Interest, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in this Agreement with respect to any Transferred Member Interest until it has received such information.

         (c) Securities Law Opinion. Such Transfer will be exempt from all applicable registration requirements, including the requirements under the Securities Act, and any applicable state securities Law, and will not violate any applicable Laws regulating the Transfer of securities, and, except in the case of a Transfer of a Member Interest to another Member or to a Wholly Owned Affiliate of the transferor or of any other Member or, unless waived by the Required Members, the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the non-transferring Members.

         (d) Investment Company Act Opinion. Such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act, and the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the non-transferring Members, and the Members shall provide to such counsel any information available to the Members, as the case may be, and relevant to such opinion.

         (e) Certificates. The transferee of the Member shall execute a Transferee Certificate.

         (f) Expenses. The Company shall be reimbursed by the transferor and/or transferee for all Company Expenses that it reasonably incurs in connection with such Transfer.

         (g) No Withholding Tax. Neither the transferee nor any Person who owns a direct or indirect interest in the transferee and who may be treated for federal tax purposes as a partner in the Company is a nonresident alien individual, foreign partnership, foreign corporation or other foreign person with respect to whom (taking into account statutory or treaty exemptions) distributions, allocations or payments from the Company are subject to withholding tax at a rate in excess of zero percent under Sections 1441, 1442, 1446 or any other provision of the Code imposing U.S. federal tax withholding requirements upon distributions, allocations or payments by a partnership to a foreign person.

         9.4 Prohibited Transfers. Except for involuntary transfers as described in Section 3.8(a)(ii), any purported Transfer of a Member Interest that is not a Permitted Transfer shall be null and void and of no effect whatsoever; provided, however, that, if the Company is required to recognize a Transfer that is not a Permitted Transfer, the transferor shall be deemed no longer to have a Member Interest and the interest received by the transferee shall be strictly limited to the transferor's rights to allocations and Distributions as provided by this Agreement with respect to the Transferred Member Interest, which allocations and Distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Member Interest may have to the Company. In the case of a Transfer or attempted Transfer of a Member Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Persons may incur (including incremental tax liability and attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         9.5 Admission as Substituted Members. Subject to the other provisions of this Section 9, a transferee of a Member Interest may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth below:

                 (i) The Member Interest with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

                 (ii) The transferee becomes a party to this Agreement as a Member and executes such documents and instruments as the other Members may reasonably request as may be necessary or appropriate to confirm such transferee as a Member in the Company, including such transferee's agreement to be bound by the terms and conditions of this Agreement; and

                 (iii) Unless the requirements of this Section 9.5(iii) have been waived by the Members consenting to such admission, the transferee pays or reimburses the Company for all reasonable legal, filing, publication and other costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Member Interest.

         9.6 Distributions with Respect to a Transferred Member Interest. If any Member Interest is Transferred in compliance with the provisions of this
Section 9, all Distributions on or before the date of such Permitted Transfer shall be made to the transferor, and all Distributions thereafter shall be made to the transferee. Solely for purposes of making such Distributions, the Company shall recognize such Permitted Transfer not later than the end of the calendar month during which it is given notice of such Permitted Transfer; provided, however, that if the Company is given notice of a Permitted Transfer at least fourteen (14) days prior to the Permitted Transfer, the Company shall recognize such Permitted Transfer as of the date of such Permitted Transfer, and provided, further that if the Company does not receive a notice stating the date such Member Interest was Transferred and such other information as the Member may reasonably require within thirty (30) days after the end of the Fiscal Quarter during which the Permitted Transfer occurs, all Distributions shall be made to the Person who, according to the books and records of the Company, on the last day of the Fiscal Quarter during which the Permitted Transfer occurs, was the record owner of the Member Interest.

Neither the Company nor Calfinco shall incur any liability for making Distributions in accordance with the provisions of this Section 9.7, whether or not Calfinco or the Company has knowledge of any Transfer of ownership of any Member Interest.


                                   SECTION 10

                               POWER OF ATTORNEY

         10.1 Managing Member as Attorney-in-Fact. Each Member hereby makes, constitutes, and appoints the Managing Member and, effective as of the Liquidation Start Date, the Company Liquidator, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (i) all certificates of the Company, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement in the form identical to the original counterpart thereof manually executed by such Member (as amended, restated or modified in accordance with clause (ii) below)) that Calfinco or the Company Liquidator may deem necessary to be filed by the Company under the Laws of the State of Delaware or any other state or jurisdiction in which the Company is doing or intends to do business approved by the Members; (ii) any and all amendments, restatements or modifications to this Agreement and the instruments described in (i), as now or hereafter amended, which Calfinco or the Company Liquidator may deem necessary to effect a change or modification of the Company in the form approved by the Members in accordance with the terms of this Agreement, including amendments, restatements or modifications to reflect (A) the exercise by any Member of any power granted to it under this Agreement, (B) any amendments adopted by the Members in accordance with the terms of this Agreement, (C) the admission of any substituted Member and (D) the disposition by any Member of its Member Interest in the Company; (iii) all certificates of cancellation and other instruments that Calfinco or the Company Liquidator deems necessary or appropriate to effect the dissolution and termination of the Company pursuant to the terms of this Agreement and (iv) any other instrument that is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by Calfinco or the Company Liquidator to carry out fully the provisions of this Agreement in accordance with its terms; provided, however, that nothing in this
Section 10 shall authorize or be deemed to authorize any such attorney-in-fact to take any action for or in the name, place or stead of any Member, or otherwise referred to in this Section 10 with respect to any Member, to the extent such action requires the consent of such Member pursuant to the terms of this Agreement and such Member has not so consented. Each Member authorizes each such attorney-in-fact to take any further action that such attorney-in-fact shall consider necessary in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

         10.2 Nature of Special Power. The power of attorney granted pursuant to this Section 10:

                 (i) is a special power of attorney coupled with an interest and is irrevocable;

                 (ii) may be exercised by any such attorney-in-fact by listing the Members executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Members; and

                 (iii) shall survive and not be affected by the subsequent Bankruptcy, insolvency, dissolution, or cessation of existence of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of its Member Interest in the Company (except that where the assignment is of all of such Member's Member Interest in the Company and the assignee is admitted as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Member's or assignee's successors and assigns.

                                   SECTION 11

                           DISSOLUTION AND WINDING UP

         11.1 Liquidation. (a) Termination Events. The Company shall dissolve and commence winding up and liquidating upon, and only upon, the occurrence of (i) a Termination Event, and (ii) the failure of the Company either (1) to exercise and consummate its redemption option provided in paragraphs 5 or 7, as applicable, of the Redemption Option Agreement, or (2) to exercise and consummate its redemption option provided in paragraph 6 of the Redemption Option Agreement within thirty (30) days after Calfinco's receipt of a Termination Notice. The date of the Company's dissolution and commencement of winding up shall be referred to as the "Liquidation Start Date".

         (b) Company Termination Notice. At any time on or after the occurrence of any Termination Event, either Member may elect to deliver to the other Member a notice (a "Termination Notice") of such event. Such Termination Notice shall be effective on the date specified in the Termination Notice as its effective date (which shall be no earlier than the fifth Business Day after delivery to the other Members), or if no date is specified, the Termination Notice shall be effective the fifth Business Day after it is delivered to the other Members, unless (x) such Termination Event has been cured on or before such effective date or otherwise resolved to all Members' satisfaction on or before such effective date, or (y) the Company has exercised and consummated its redemption option (1) provided in paragraphs 5 or 7, as applicable, of the Redemption Option Agreement, or (2) the Company has exercised and consummated its redemption option provided in paragraph 6 of the Redemption Option Agreement within thirty (30) days after Calfinco's receipt of a Termination Notice. Any such Termination Notice may be rescinded by the Member giving such notice prior to its effectiveness by delivery of a rescission notice to the other Members.

         11.2 Winding Up. Upon the occurrence of the Termination Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action with respect to the Company that is inconsistent with the winding up of the Company's business and affairs; provided, however, that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until the Company Property has been distributed pursuant to this Section 11.2 and the certificate of formation has been canceled pursuant to the Act. The Company Liquidator shall be responsible for overseeing the winding up and dissolution of the Company (including taking any actions required by Section 11.7), shall take full account of the Company's liabilities and the Company Property, and shall cause the Company Property or the proceeds from the Disposition thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Law, in the following order:

                 (i) First, as provided in Section 18-804(a)(1) of the Act; and

                 (ii) Second, the balance, if any, to the Members in an amount equal to their Capital Account balances, after giving effect to all contributions, Distribution, and allocations made for all periods through the end of the Liquidation Period.

         11.3 No Restoration of Deficit Capital Accounts. Notwithstanding anything in this Agreement to the contrary, if a Termination Event has occurred and the Company is wound up in accordance with Section 11.2, no Member shall be obligated to make any Capital Contributions to the Company in respect of a deficit balance in its Capital Account, and such deficit shall not be considered to be a debt owed to the Company or to any other Person for any purpose whatsoever.

         11.4 No Constructive Liquidation. In the event the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Termination Event has occurred, the Company Property shall not be liquidated, the Company's liabilities shall not be paid or discharged, the Company's affairs shall not be wound up, and no adjustments to the Members' Capital Accounts shall be made (except as otherwise specifically provided in Section 6).

         11.5 Rights of Members. Each Member shall look solely to the Company Property for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company.

         11.6 The Company Liquidator. (a) Definition. The "Company Liquidator" shall mean the Managing Member, or a Person appointed by the Managing Member, unless a Termination Event (other than a Termination Event listed in clauses (i) and (ii) of the definition of Termination Event) has occurred, in which case, the "Company Liquidator" shall mean CEA (regardless of whether CEA has elected to become the Managing Member) or any Person appointed as Company Liquidator by CEA. The Company Liquidator shall have the rights set forth in Section 18-803(b) of the Act and shall have the exclusive right, power and authority to effect the dissolution, winding up and liquidation of the Company. The actions of the Company Liquidator shall for all purposes be the actions of the Company.

         (b) Fees. In the event that the Company Liquidator is other than the Managing Member or an Affiliate of the Managing Member, the Company is authorized to pay a reasonable fee to the

Company Liquidator for its services performed pursuant to this Section 11 and to reimburse the Company Liquidator for its reasonable costs and expenses incurred in performing those services.

         (c) Resignation of Company Liquidator. At any time, any Company Liquidator may, in its discretion, resign as Company Liquidator and the Member then entitled to appoint the Company Liquidator shall appoint a replacement Company Liquidator.

         11.7 Liquidation Procedures. The Company Liquidator shall commence the winding up of the Company's business and in so doing may, among other things, cause one or more of the following to occur:

         (a) Termination of Lease. If the Slot Lease is then subject to termination, the Company Liquidator shall cause the Company to terminate the Slot Lease.

         (b) Sale of Company Property. (i) The Company Liquidator shall commence the sale and/or liquidation of Company Property in such order as the Company Liquidator shall determine in its reasonable, good faith judgment to be best calculated to obtain the highest price for the Company Property; and (ii) the Company Liquidator may engage on behalf of the Company one or more agents to conduct sales of the Company Property.

         (c) Repayment of Indebtedness. From the proceeds of the sale of the Company Property, the Company Liquidator shall repay the Indebtedness under the Credit Facility and all other Indebtedness of the Company.

         (d) Liquidating Distributions. All Distributions to be made pursuant to Section 11.2 shall be made by the Company Liquidator from time to time immediately after repayment of the Indebtedness of the Company from the proceeds of the liquidation of Company Property.

         11.8 Form of Liquidating Distributions. In addition to the Distributions made by the Managing Member pursuant to Section 4.1(c)(iii), the Company Liquidator shall make all liquidating distributions in cash.

                                   SECTION 12

                                INDEMNIFICATION

         12.1    Indemnification.  Subject to the limitations set forth in
Section 12.4, (a) the Company hereby agrees, to the fullest extent permitted by Law, to indemnify, hold harmless and pay, and (b) the Company Liquidator, or any receiver or trustee of the Company (each of the foregoing Persons being an "Indemnitor") (in the case of the Company Liquidator, receiver or trustee, to the extent of Company Property) shall indemnify, hold harmless and pay, all Expenses ("Indemnified Amounts") of any Member, and the direct and indirect members, partners, shareholders and other equity holders of any Member, and the successors and permitted assignees of each such Person (whether pursuant to an assignment for security or otherwise) and creditors of and surety providers with respect to, any of the foregoing, and their respective successors and assigns (whether pursuant to an assignment for security or otherwise) and each of the respective directors, officers, employees, administrators and agents of any of the foregoing (each an "Indemnified Person"), which may be incurred or realized by or asserted against such Indemnified Person, relating to, growing out of or resulting from:

                 (i) Company Obligations. Any failure by the Company to perform or observe each of its covenants and obligations under this Agreement or any other Operative Document to which it is a party (collectively, the "Covered Documents"), including Indemnified Amounts resulting from or arising out of or in connection with enforcement of the Covered Documents (or determining whether or how to enforce any Covered Documents, whether through negotiations, legal proceedings or otherwise), or responding to any subpoena or other legal process or informal investigative demand in connection herewith or therewith; or

                 (ii) Representations and Warranties. Any inaccuracy in, or any breach of, any written certification, representation or warranty made by or on behalf of the Company in any Covered Document or in any written report or certification required hereunder or under any other Covered Document, in each case (A) if but only if such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable; or

                 (iii) Investigations; Litigation; Proceedings. Any investigation, litigation or proceeding, whether or not such Indemnified Person is a party thereto, that (A) relates to, grows out of or results from any action or omission, or alleged action or omission, by or on behalf of or attributable to the Company and (B) would not have resulted in Indemnified Amounts incurred or realized by or asserted against such Indemnified Person but for the Covered Documents or the transactions thereunder or contemplated thereby.

         12.2 Nonexclusive Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, other contract, determination of the Managing Member, or otherwise.

         12.3 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Member, or agent of the Company or another limited liability company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

         12.4 Limitations on Indemnification Obligations. The indemnities provided herein shall be subject to the following limitations:

         (a) Limitation by Law. Such sections shall be enforced only to the maximum extent permitted by Law.

         (b) Misconduct, Etc. No Person, and no controlling Affiliate of such Person in its own right (but without prejudice to the claims of Persons who are Indemnified Persons by reason of a relationship to such controlling Affiliate (such as an agent, employee, creditor or surety of such controlling Affiliate)) shall be indemnified from any liability solely caused by or resulting from (i) the actual fraud, willful misconduct, bad faith or gross negligence of such Person or (ii) any inaccuracy in, or breach of, any written certification, representation or warranty made by such Person in any Covered Document or in any written report or certification required hereunder or under any other Covered Document unless such inaccuracy or breach is attributable to any written information provided by Calfinco or its Affiliates, in each case under this clause (ii) (A) if, but only if, such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable.

         (c) No Duplication. Indemnified Amounts under this Section 12 shall be without duplication of any amounts payable under indemnification provisions of any other Operative Document or any amounts actually paid thereunder.

         12.5 Payments; No Reduction of Capital Account. Any amounts subject to the indemnification provisions of this Section 12 shall be paid by the applicable Indemnitor within ten (10) Business Days following demand therefor, accompanied, as may be appropriate in the context, by supporting documentation in reasonable detail. Payments to a Member pursuant to this
Section 12 shall not reduce the Capital Account of such Member. To the extent the Company is required to indemnify any Person hereunder, each such Indemnified Party shall be a creditor of the Company to the extent of the Indemnified Amounts owing to such Indemnified Party hereunder from time to time. Payment shall be made to the bank account or at another location as such Indemnified Person shall designate in writing or as is expressly required under any Operative Document the obligations under which are the subject of any such payment, not later than 1:00 pm (New York time) on the date for such payment in immediately available funds.

         12.6    Procedural Requirements.

         (a) Notice of Claims. Any Indemnified Person that proposes to assert a right to be indemnified under this Section 12 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Person, or the incurrence or realization of Indemnified Amounts, in respect of which a claim is to be made against the relevant Indemnitor under this Section 12, notify the relevant Indemnitor of such incurrence or realization or of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the relative Indemnitor promptly of any such incurrence, realization, action, suit or proceeding shall not relieve (x) any Indemnitor from any liability that it may have to such Indemnified Person under this Section 12 or otherwise, except, as to such Indemnitor's liability under this Section 12, to the extent, but only to the extent, that such Indemnitor shall have been prejudiced by such omission, or (y) any other Indemnitor from liability that it may have to any Indemnified Person under the Operative Documents.

         (b) Defense of Proceedings. In case any such action, suit or proceeding shall be brought against any Indemnified Person and it shall notify the relevant Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate in, and to assume the defense of, such action, suit or proceeding with counsel reasonably satisfactory to such Indemnified Person, and after notice from such Indemnitor to such Indemnified Person of such Indemnitor's election so to assume the defense thereof and the failure by such Indemnified Person to object to such counsel within ten (10) Business Days following its receipt of such notice. Such Indemnitor shall not be liable to such Indemnified Person for legal or other expenses incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Person reasonably necessary in connection with the defense thereof. Such Indemnified Person shall have the right to employ its counsel in any such action, suit or proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

                 (i) the employment of counsel by such Indemnified Person at the expense of such Indemnitor has been authorized in writing by such Indemnitor;

                 (ii) such Indemnified Person shall have concluded in its good faith (which conclusion shall be determinative unless a court determines that conclusion was not reached in good faith) that there is or may be a conflict of interest between such Indemnitor and such Indemnified Person in the conduct of the defense of such action or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Person (it being agreed that in any case referred to in this clause (ii) such Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnified Person);

                 (iii) such Indemnitor shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof; or

                 (iv) any counsel employed by such Indemnitor shall fail to timely commence or maintain the defense of such action,

in each of which cases the fees and expenses of counsel for such Indemnified Person shall be at the expense of such Indemnitor; provided that without the prior written consent of such Indemnified Person no Indemnitor shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened claim, action, investigation, suit or other legal proceeding in respect of which indemnification may be sought under this Section 12, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability for Expenses arising out of such claim, action, investigation, suit or other legal proceeding.

         (c) Settlement of Claims. No Indemnified Person shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened claim, action, investigation, suit or other legal proceeding in respect of which any payment would result hereunder or under the other Operative Documents without the prior written consent of the relevant Indemnitor, such consent not to be unreasonably withheld or delayed.

         (d) Indemnification Despite Negligence of Indemnified Person. THE INDEMNITY OBLIGATIONS OF THIS SECTION 12 SHALL EXPRESSLY INCLUDE ANY INDEMNIFIED AMOUNTS

ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PERSON, BUT SHALL EXCLUDE ANY SUCH INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. IT IS THE INTENT OF THE PARTIES HERETO THAT THE INDEMNIFIED PERSONS, SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 12, BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

         12.7 Tax Indemnity. If as a result of any audit of the Company's federal, state, or local income tax returns, the Company, CEA, any of the Company's or CEA's direct or indirect members, partners, or shareholders, or the successors or permitted assignees of any of them, is determined by final order or judgment, not subject to appeal, to be liable for any interest or penalties in respect of the underpayment of any federal, state, or local income tax, Calfinco, any Affiliate of Calfinco to whom the Slots are Transferred, through one or more successive Transfers, and any successor to Calfinco, if Calfinco is dissolved, merged, or consolidated with another Person, shall pay or shall reimburse the Company, CEA, direct and indirect members, partners, shareholders and the successors and permitted assignees of each such Person, or any of them, for all such interest and penalties.

         12.8 Survival of Indemnification Obligations. All indemnities provided for in this Agreement shall survive the Transfer of any Member Interest and the liquidation of the Company. After any such Transfer or liquidation, the provisions of this Section 12 shall inure to the benefit of each Transferring Member with respect to Indemnified Amounts arising in respect of the period during which such Transferring Member was a Member (including with respect to actions taken or omitted to be taken, and events occurring and circumstances existing, during such period).


                                   SECTION 13

                                 MISCELLANEOUS

         13.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if a Business Day, or, if not, on the next succeeding Business Day), if sent either by courier or delivery service or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimiled communication sent by certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members:

                 (i) If to the Company, to the address set forth in the first sentence of Section 2.6, with copies sent to the Managing Member at its address set forth in Section 2.2;

                 (ii)     If to a Member, to the address set forth in Section
          2.2; and

                 (iii) If to the Company Liquidator, at the address specified by such party.

         13.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective permitted successors, transferees, and assigns (including any assignee for security purposes or Person holding a security interest). This Agreement and the rights and obligations hereunder may not be assigned to any Person other than a Permitted Transferee.

         13.3 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the benefit of its economic bargain.

         13.4 Construction. The terms of this Agreement are intended to embody the economic relationship among the Members and shall not be subject to modification by or conform with any actions by any governmental authority except as this Agreement may be explicitly so amended.

         13.5 Governing Law. The Laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

         13.6 Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         13.7 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

         13.8 Amendments. Amendments, restatements and corrections to and cancellations of this Agreement may be proposed by any Member by notice to the Company and the Managing Member. Following such proposal, the Managing Member on behalf of the Company shall submit to the Members a verbatim statement of any proposed amendment, restatement, correction or cancellation and shall seek the written vote of the Members thereon or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment, restatement, correction or cancellation shall be adopted and be effective as an amendment, restatement, correction or cancellation of this Agreement only if such amendment, restatement, correction or cancellation receives the affirmative vote of all the Members.

         13.9 Fair Price. EACH MEMBER AGREES THAT THE PROCEDURES SET FORTH IN SECTION 11.7 ARE INTENDED TO ENSURE THAT A FAIR PRICE FOR THE COMPANY PROPERTY IS RECEIVED IN RETURN FOR ANY DISPOSITIONS THEREOF.

                 IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first above set forth.


Calfinco:                                          CALFINCO INC.


                                                   By: /s/ JEFFREY J. MISNER
                                                      --------------------------
                                                        Jeffrey J. Misner
                                                        Vice President



CEA:                                               CHASE EQUITY ASSOCIATES, L.P.

                                                   By:  Chase Capital Partners,
                                                        its General Partner


                                                   By: /s/ BRIAN RICHMOND
                                                      --------------------------
                                                        Brian Richmond
                                                        General Partner

                                  Schedule 5.7

     Assets of the Company after giving effect to Closing Date transactions

1. Rights under that certain Slot Lease Agreement, dated as of April 17, 1998, between the Company and Continental Airlines, Inc.

2. Rights under that certain Redemption Option Agreement, dated as of April 17, 1998 between the Company and Chase Equity Associates, L.P.

3.       Rights in the following Slots:


                                             A. CHICAGO O'HARE
                                             -----------------

                          TIME                     SLOT NO.
                          ----                     --------
1.                        07:15                    7240*
2.                        07:15                    8270
3.                        08:15                    7664
4.                        08:45                    7742
5.                        09:45                    7796
6.                        10:15                    7475
7.                        10:15                    8659
8.                        11:15                    7971*
9.                        11:45                    8506*
10.                       11:45                    7439*
11.                       12:15                    8426*
12.                       13:15                    7609*
13.                       13:45                    7178*
14.                       13:45                    7377
15.                       14:15                    7320*
16.                       14:15                    8071*
17.                       14:45                    8316*
18.                       14:45                    7682
19.                       15:15                    8640
20.                       15:45                    7970*
21.                       16:15                    8327
22.                       16:15                    7659
23.                       16:45                    7924*
24.                       16:45                    8290
25.                       17:15                    7591*
26.                       17:45                    7743
27.                       18:15                    8200*
28.                       18:15                    7977
29.                       18:15                    7635*

*  As of April 1998, licensed to a third-party commercial air carrier.

                                         B. WASHINGTON NATIONAL
                                         ----------------------

                          TIME                     SLOT NO.
                          ----                     --------
1.                        07:00                    1209*
2.                        07:00                    1270
3.                        07:00                    1568
4.                        08:00                    1610
5.                        08:00                    1498*
6.                        09:00                    1637
7.                        09:00                    1453
8.                        09:00                    1335*
9.                        10:00                    1026
10.                       11:00                    1120*
11.                       11:00                    1067*
12.                       11:00                    1020
13.                       12:00                    1572*
14.                       12:00                    1368
15.                       13:00                    1069*
16.                       13:00                    1656
17.                       13:00                    1068
18.                       14:00                    1545
19.                       14:00                    1615
20.                       14:00                    1520
21.                       15:00                    1600
22.                       15:00                    1054
23.                       15:00                    1164*
24.                       16:00                    1156
25.                       16:00                    1111*
26.                       16:00                    1527*
27.                       17:00                    1071*
28.                       17:00                    1280
29.                       18:00                    1324*
30.                       19:00                    1095*
31.                       19:00                    1129*
32.                       19:00                    1294*
33.                       19:00                    1550*
34.                       19:00                    1301
35.                       20:00                    1279
36.                       20:00                    1640*
37.                       20:00                    1288*
38.                       20:00                    1448*
39.                       21:00                    1647
40.                       21:00                    1558
41.                       21:00                    1239

*  As of April 1998, licensed to a third-party commercial air carrier.

                                        C. LAGUARDIA - DEPARTURE
                                        ------------------------

                          TIME                     SLOT NO.
                          ----                     --------
1.                        07:00                    3851*
2.                        08:30                    3595*
3.                        08:30                    3336
4.                        09:30                    3181*
5.                        10:00                    3198*
6.                        11:00                    3663*
7.                        12:00                    3833
8.                        13:00                    3331
9.                        13:30                    3808
10.                       14:30                    3379*
11.                       15:30                    3363*
12.                       16:30                    3805
13.                       17:00                    3090*
14.                       17:00                    3274*
15.                       17:30                    3412*
16.                       18:30                    3398*
17.                       19:30                    3572

*  As of April 1998, licensed to a third-party commercial air carrier.

                                          D. LAGUARDIA - ARRIVAL
                                          ----------------------

                          TIME                     SLOT NO.
                          ----                     --------
1.                        08:30                    3077*
2.                        09:00                    3087
3.                        10:30                    3827*
4.                        12:30                    3582
5.                        13:30                    3108*
6.                        15:30                    3618*
7.                        16:00                    3091*
8.                        16:00                    3810*
9.                        17:00                    3678*
10.                       17:30                    3288*
11.                       18:00                    3173*
12.                       18:30                    3800
13.                       19:00                    3620*
14.                       19:30                    3679*
15.                       21:30                    3053*

*  As of April 1998, licensed to a third-party commercial air carrier.

                                   EXHIBIT A

                                       TO

                     AMENDED AND RESTATED COMPANY AGREEMENT


                                  Definitions


         "Act" means the Delaware Limited Liability Company Act.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                 (a) Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of the Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                 (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any executive officer, director or general partner of such Person or (iii) any Person who is an executive officer, director, general partner, or trustee of any Person described in clauses (i) and (ii) of this sentence. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

         "Agreement" means the document to which this Exhibit A is attached.

         "Bankruptcy" means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy.

         "Business Day" means any day of the year except Saturday or Sunday and that is a day on which banks are not required or authorized by law to close in New York City, Wilmington, Delaware or Houston, Texas.

         "CAL" means Continental Airlines, Inc., a Delaware corporation.

         "CAL Sale Agreement" means that certain Sale Agreement, effective as of the Closing Date, between CAL and the Company, pursuant to which CAL agrees to sell the Slots to the Company.

         "Calfinco" means CALFINCO Inc., a Delaware corporation and the initial managing member of the Company.

         "Capital Account" means the capital account established for each Member pursuant to Section 5.1 of the Agreement.

         "Capital Contribution" means, with respect to any Member, the amount of money and the initial fair market value of any property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Member Interest in the Company held by such Member.

         "Cash Equivalents" means cash and any of the following: (i) amounts credited to current accounts, deposit accounts, time deposits, insured certificates of deposit or freely marketable and transferable debt obligations of any United States bank that is a member of the United States Federal Reserve System and whose short-term unsecured and non-credit enhanced debt obligations are rated at least A-1 and P-1 by S&P and Moody's, respectively, or any then equivalent rating announced by S&P or Moody's, respectively, and which is not subject to currency controls; (ii) U.S. Treasury securities or any other freely negotiable and marketable debt securities issued by the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the same; and (iii) any commercial paper issued in the United States by a Person whose short-term unsecured and non-credit enhanced debt obligations are rated at least A-1 and P-1 by S&P and Moody's, respectively, or any then equivalent rating announced by S&P or Moody's, respectively (other than such commercial paper issued by CAL or its Affiliates); provided, however, that items described in clauses (i) through (iii) shall not constitute Cash Equivalents unless (A) such items are denominated in Dollars, (B) if issued by a non-governmental entity, such items are issued by an issuer whose long-term debt obligations are rated at least "A-" by S&P, "A3" by Moody's, or any then equivalent rating announced by S&P or Moody's, respectively, or an equivalent investment grade rating from a nationally recognized debt rating agency, (C) such items are not issues the interest or dividend on which is exempt from federal income tax (or would be so exempt if the issue were held by a citizen or resident of the United States or a domestic corporation (as defined in Section 7701(a) of the Code)) and (D) if other than cash, such items have a remaining maturity of not longer than ninety
(90) days.

         "CEA" has the meaning set forth in the introduction of the Agreement.

         "Closing Date" means the date that the Members make their initial Capital Contributions pursuant to Section 5.2 of the Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Company" means Calair L.L.C.

         "Company Expenses" means, without duplication, all interest, costs, expenses, indemnities, fees (including reasonable attorneys' and accountants' fees), Taxes and other payment obligations incurred or owing by the Company (excluding any liquidating distributions of a Member's Capital Account pursuant to Section 11 of the Agreement).

         "Company Liquidator" has the meaning set forth in Section 11.6 of the Agreement.

         "Company Property" means, at any time, all assets owned at such time by the Company, and shall include both tangible and intangible property.

         "Compliance Certificate" means a written certification that no Termination Event has occurred and is continuing, or if any such event has occurred and is continuing, the action that the Company is taking or proposes to take with respect to such event signed by a senior financial or accounting officer of the Managing Member.

         "Covered Documents" has the meaning specified in Section 12.1(i) of the Agreement.

         "Credit Documents" means the Indenture and the other documents executed as further evidence of, security for, or in connection with the Indebtedness evidenced by the Indenture.

         "Disposition" means any sale, exchange, lease, conversion or other disposition of any Company Property. "Dispose" and "Disposed" shall have the correlative meanings.

         "Distribution" means any distribution or dividend or return of capital or any other distribution, payment, remittance or delivery of property or cash in respect of, or the redemption, retirement, purchase or other acquisition, directly or indirectly, of, any Member Interest now or hereafter outstanding or the setting aside of any funds for any of the foregoing purposes. "Distribute" and "Distributed" shall have the correlative meanings.

         "Dollars" and the sign "$" each mean the lawful money of the United States.

         "Expenses" means (i) any and all judgments, damages or penalties with respect to, or amounts paid in settlement of, claims (including negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, or suits, and (ii) any and all liabilities, obligations, losses, costs, expenses (including reasonable fees and disbursements of counsel and claims, damages, losses, liabilities and expenses relating to environmental matters) and disbursements but excluding Taxes.

         "Fiscal Quarter" means (i) the period commencing on April 1, 1998 and ending on June 30, 1998 and (ii) any subsequent period commencing on each of January 1, April 1, July 1 and October 1 and ending on the earlier to occur of
(x) the last date before the next such date and (y) the date on which all Company Property is distributed pursuant to Section 11.2 of the Agreement and Company's certificate of formation has been canceled pursuant to the Act.

         "Fiscal Year" means (i) the period commencing on January 1 1998 and ending on December 31, 1998 and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (x) the next December 31 and (y) the date on which all Company Property is distributed pursuant to Section 11.2 of the Agreement and the Company's certificate of formation has been canceled pursuant to the Act.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.


         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any partnership or member or other equity interests of such Person, (viii) all obligations of such Person in respect of Hedge Agreements,
(ix) all other financial obligations of such Person under any contract or other agreement to which such Person is a party, (x) all Indebtedness of other Persons of the type described in clauses (i) through (ix) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and (xi) all Indebtedness of the type described in clauses (i) through (x) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for payment of such Indebtedness.

         "Indemnified Amount" has the meaning specified in Section 12.1 of the Agreement.

         "Indemnified Person" has the meaning specified in Section 12.1 of the Agreement.

         "Indemnitor" has the meaning specified in Section 12.1 of the Agreement.

         "Indenture" means that certain indenture dated as of the Closing Date, among certain parties, including the Company and Calair Capital Corporation, as issuers, and Bank One Texas, N.A., as trustee, pursuant to which notes in the aggregate principal amount of $115,000,000 will be issued, evidencing Indebtedness borrowed by the Company to pay a portion of the consideration for the purchase of the Slots.

         "Investment Company Act" means the United States Investment Company Act of 1940.

         "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Law, or the filing of any such petition against such Person that shall not be dismissed or stayed within sixty (60) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person that shall not be dismissed or stayed within sixty (60) days.

         "Law" means any law, treaty, statute, rule, regulation, order, code, judgment, decree, injunction, writ, requirement or decision of or agreement with or by any government or governmental department, commission, board, court, authority or agency having jurisdiction of the matter in question.

         "Lien" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), priority, security interest or other security device or arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code (as in effect from time to time in the relevant jurisdiction), or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Liquidation Period" means the period commencing on the Liquidation Start Date and ending on the date of the Disposition of all of the Company Property and any proceeds received from the sales of the Company Property pursuant to Section 11.7.

         "Liquidation Start Date" has the meaning set forth in Section 11.1 of the Agreement.

         "Losses" has the meaning set forth in the definition of Profits and Losses.

         "Managing Member" means the Member designated as the Managing Member pursuant to Section 4.1(b) of the Agreement, as such Member may be replaced as provided therein.

         "Member" means either Calfinco or CEA, or any permitted successor to, or Permitted Transferee of, either Calfinco or CEA.

         "Member Interest" means an interest in the Company described in
Section 3.2 of the Agreement.

         "Member Nonrecourse Debt" - the meaning assigned to the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

         "Member Nonrecourse Debt Minimum Gain" shall have the meaning assigned to the term "partner nonrecourse debt minimum gain" term in Section 1.704-2(i)(2) of the Regulations.

         "Member Nonrecourse Deductions" shall have the meaning assigned to the term "partner nonrecourse deductions" in Section 1.704-2(i)(1) of the Regulations.

         "Minimum Gain" shall have the meaning assigned to that term in Section 1.704-2(d) of the Regulations.

         "Moody's" means Moody's Investors Service, Inc. and any successor rating agency.

         "Nonrecourse Deductions" shall have the meaning assigned to that term in Section 1.704-2(b)(1) of the Regulations.

         "Nonrecourse Liability" shall have the meaning assigned to that term in Section 1.752-1(a)(2) of the Regulations.

         "Offer" shall have the meaning set forth in Section 9.2(c) of the Agreement.

         "Operative Documents" means, collectively, the Organizational Documents of the Company, the CAL Sale Agreement, the Slot Lease, the Redemption Option Agreement, and the Credit Documents.

         "Organizational Documents" means, with respect to any Person, any certificate of incorporation, charter, by-laws, memorandum of association, articles of association, partnership agreement, limited liability company agreement (including the Agreement), certificate of limited partnership, certificate of formation, certificate of trust, trust agreement, indenture or other agreement or instrument under which such person is formed or organized under applicable Laws.

         "Payment Date" means the first Business Day of each April and October in each year, commencing the first Business Day of October 1998.

         "Permitted Liens" means (i) bankers' rights of set-off for uncollected items and routine fees and expenses arising in the ordinary course of business,
(ii) Liens created by or pursuant to, or expressly permitted under, any Operative Document, (iii) Liens for taxes and other governmental charges and assessments (and other Liens imposed by Law) not yet delinquent or being contested in good faith and by proper proceedings and as to which appropriate reserves (in the good faith judgment of the relevant Person) are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, (iv) restrictions on transfers of securities or voting under applicable Laws, and (v) restrictions on the transfer of assets of the Company under the Agreement and any other Operative Documents.

         "Permitted Transfer" means any Transfer of a Member Interest permitted by Section 9.2 of the Agreement.

         "Permitted Transferee" means any Person to which a Member Interest is Transferred pursuant to a Permitted Transfer.

         "Person" means any individual, partnership (whether general or limited), corporation (including a business trust), joint stock company, limited liability company, trust, estate, association, custodian, nominee, joint venture, or other entity, or a government or any political subdivision or agency thereof.

         "Prime Rate" means the rate of interest from time to time announced by The Chase Manhattan Bank at its principal office in the United States as its prime commercial lending rate (or comparable rate, if such bank does not so designate a "prime commercial lending rate") such Prime Rate to change when and as such prime commercial lending rate (or such comparable rate) changes.

         "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                 (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                 (ii)     Any expenditures of the Company described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(g) of the Regulations and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

                 (iii) In the event the carrying value of any Company Property is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the Disposition of such asset for purposes of computing Profits or Losses;

                 (iv) Gain or loss resulting from any Disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the carrying value of the property Disposed of, notwithstanding that the adjusted tax basis of such property differs from its carrying value;

                 (v) All Taxes paid or accrued by the Company shall be treated as deductions in computing Profits and Losses; and

                 (vi)     Any items that are specially allocated pursuant to
         Section 6.2 of the Agreement shall not be taken into account in computing Profits or Losses.

The amounts of the items of income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2 of the Agreement shall be determined by applying rules analogous to those set forth in clauses (i) through (v) above.

         "Redemption Option Agreement" means that certain Redemption Option Agreement dated as of the Closing Date, between the Company and CEA.

         "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code.

         "Regulatory Allocations" shall have the meaning set forth in Section
6.3 of the Agreement.

         "Retained Amounts" shall have the meaning set forth in Section 7.1(a) of the Agreement.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and any successor rating agency.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sharing Ratio" means, in the case of CEA, twenty-four percent (24%), unless and until (i) the Company redeems one-half ( 1/2) of CEA's Member Interest pursuant to Section 1 of the Redemption Option Agreement, in which case, CEA's Sharing Ratio after such redemption will be twelve percent (12%), or (ii) the Company redeems CEA's entire remaining Member Interest pursuant to paragraphs 2, 3, 4, 5, 6, 7, or 8 of the Redemption Option Agreement, in which case CEA's Sharing Ratio after such redemption will be zero (0). Calfinco's Sharing Ratio, at any particular time, shall equal one hundred percent (100%) minus CEA's Sharing Ratio at such time.

         "Slot Lease" means that certain Slot Lease Agreement, effective as of the Closing Date, between CAL and the Company, pursuant to which the Company leases the Slots to CAL.

         "Slots" means the "Leased Slots" as defined in the Slot Lease.

         "Tax Matters Member" means Calfinco when acting pursuant to its authority under Section 8.2(b) of the Agreement.

         "Taxes" or "Tax" means any and all taxes (including net income, gross income, franchise, value added, ad valorem, gross receipts, leasing, excise, fuel, excess profits, sales, use, property (personal or real, tangible or intangible) and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, now existing or hereafter created or adopted, together with any and all penalties, fines, additions to tax and interest thereon.

         "Tenth Anniversary" means the tenth (10) anniversary of the Closing
Date.





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



         "Termination Event" means the occurrence of any of the following events; provided, that, in the case of clauses (iii) through (xi), (A) CEA has delivered to Calfinco a Trigger Event Notice, (B) such event has not been cured or otherwise resolved to CEA's satisfaction, within five (5) Business Days after the delivery of such Trigger Event Notice, and (C) such Trigger Event Notice has not been rescinded by CEA, in CEA's sole discretion, in accordance with Section 4.4(a) of the Agreement:

                 (i) The unanimous vote of the Members to dissolve, wind up, and liquidate the Company;

                 (ii) Any event that makes it unlawful or impossible to carry on the business of the Company, or the Delaware court of Chancery has entered a final decree of dissolution of the Company pursuant to Section 18-802 of the Act;

                 (iii) The Transfer by Calfinco of all or any portion of its Member Interest other than pursuant to a Permitted Transfer;

                 (iv) The occurrence of an event of default under any Credit Document or under any document executed in connection with the refinancing of the Indebtedness evidenced by the Credit Documents, and (if any such Indebtedness is held by Persons who are not Affiliates of the Managing Member) the exercise of any remedy, including acceleration, in respect of such default;

                 (v) If the Company has received the "Redemption Notice" as provided in the Redemption Option Agreement and the Company does not notify CEA of the Company's election to redeem CEA's entire Member Interest in accordance with the Redemption Option Agreement within ten
         (10) Business Days after receipt of the Redemption Notice, at any time after the expiration of such ten (10) day period;

                 (vi) If the Company has not acquired CEA's entire Member Interest on the Tenth Anniversary in accordance with the Redemption Option Agreement, at any time after the Tenth Anniversary;

                 (vii) CAL shall fail to pay any rent under the Slot Lease when due and such failure shall continue unremedied for ten (10) days;

                 (viii) As long as Calfinco is the Managing Member, Calfinco shall have willfully caused the Company to Transfer Slots in violation of the Agreement; or CAL or Calfinco shall have failed to perform any covenant or other obligation, other than as described in clause (vii) above, contained in any Operative Document, including any failure to cause the Company to pay Distributions pursuant to Section 7.2 of the Agreement, and the failing party shall have failed to commence the cure of such failure within thirty (30) days after such party shall have been notified of such failure by CEA, or thereafter Calfinco shall have failed to proceed diligently with such cure to completion;

                 (ix) Any certification, representation or warranty made or deemed made by Calfinco under or in connection with the Agreement or any other Operative Document shall prove to have been incorrect in any material respect when made and such material inaccuracy is continuing;

                 (x) the failure of CAL to repay the Indebtedness described in Section 7.1(a)(iii) of the Agreement, when due; and

                 (xi)     the Bankruptcy of CAL or Calfinco.

         "Termination Notice" has the meaning set forth in Section 11.1(b) of the Agreement.

         "Transfer" means, with respect to any Member Interest, as a noun, any voluntary or involuntary transfer, sale, assignment of an interest in or other disposition of such Member Interest (other than a retirement or redemption of such Member's Member Interest), and, as a verb, voluntarily or involuntarily to transfer, sell, assign or otherwise dispose of, such Member Interest (other than to retire or redeem such Member's interest), including, in each case, any transfer by operation of law, merger, bankruptcy or otherwise. The adjective "Transferred" has the correlative meaning. "Transfer" does not include any pledge, hypothecation, collateral assignment, or other creation of a security interest, but does include any foreclosure of any such security interest.

         "Transferee Certificate" means a certificate executed by a prospective transferee of a Member Interest in accordance with Section 9.3(e) of the Agreement and in the form of Exhibit B thereof.

         "Trigger Event" has the meaning specified in Section 4.4(a) of the Agreement.

         "Trigger Event Notice" has the meaning specified in Section 4.4(a) of the Agreement.

         "United States" and "U.S." each mean the United States of America.

         "Voluntary Bankruptcy" means, with respect to any Person: (i) (a) the inability of such Person generally to pay its debts as such debts become due,
(b) the failure of such Person generally to pay its debts as such debts become due, or (c) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (ii) the filing of any petition by such Person under 11 U.S.C.
Section 101 et seq. seeking to adjudicate itself a bankrupt or insolvent, or the filing of an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of this nature, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or (iii) an action taken by such Person to authorize any of the actions set forth above.

         "Wholly Owned Affiliate" of any Person means (i) an Affiliate of such Person 100% of the capital stock (or its equivalent in the case of entities other than corporations) of which is owned beneficially by such Person, directly or indirectly through one or more Wholly Owned Affiliates, or by any Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person, or (ii) an Affiliate of such

Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person, provided that, for purposes of determining the ownership of the capital stock of any Person, de minimis amounts of stock held by directors, nominees and similar persons pursuant to statutory or regulatory requirements shall not be taken into account.

                                   EXHIBIT B

                                       TO

                     AMENDED AND RESTATED COMPANY AGREEMENT


                             Transferee Certificate


         This Transferee Certificate is executed on this _____ day of ______, 199__, by each person or entity whose name appears in the signature blocks set forth below (the "Transferee") in favor of Calair L.L.C., a Delaware limited liability company ("Calair") and [the remaining Member] (the "Remaining Member").

                                    RECITALS

         [The selling Member] (the "Selling Member") and the Remaining Member are parties to that certain Company Agreement dated April __, 1998, among the Remaining Member and the Selling Member (the "Company Agreement").

         Pursuant to an agreement between the Selling Member and the Transferee, the Selling Member is transferring its Member Interest to the Transferee.

         In order to satisfy the conditions set forth in Section 9.3(a) of the Company Agreement, the Transferee has agreed to execute and deliver this Transferee Certificate in favor of Calair and the Remaining Member.

                                   AGREEMENTS

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Transferee hereby certifies and agrees as follows:

         1. DEFINED TERMS. Any capitalized term used herein but not defined shall have the meaning given such term in the Company Agreement.

         2. CERTIFICATIONS. The Transferee hereby represents and warrants, as of the date hereof, to Calair and the Remaining Member:

                 (a) Hart-Scott-Rodino Matters. The Transferee does not, directly or indirectly, have (i) the right to 50% or more of the profits of Calair or (ii) the right, in the event of a dissolution of Purchaser, to 50% or more of the assets of Calair.

                 (b) Investment Company Matters. The Transferee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the

         Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisers Act of 1940, as amended.

                 (c) Investor Sophistication. Transferee (i) acknowledges that it has performed all due diligence that it desires to perform to enable it to evaluate the risks and merits of consummating the transactions contemplated by the Company Agreement and the Operative Documents, and (ii) is financially capable of owning, and bearing the risks of ownership of, a Member Interest in Calair.

                 (d) Securities Law Matters. Transferee is acquiring the Member Interests for its own account, for investment purposes only and not with a view to the distribution or resale thereof.

                 (e) ERISA Matters. The Transferee is not (i) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or (ii) an Entity that holds the assets of any such plan.

         3. COVENANTS. Transferee covenants and agrees with Calair and the Remaining Member that from and after the date hereof, Transferee will not transfer all or any portion of its interest in Calair to another Person, or take or fail to take any other action, if the effect thereof would be to cause the representations and warranties of Transferee set forth in Sections 2(b) and
(e) above to cease to be true and correct as of the date of such transfer, action or inaction.

         EXECUTED as of the day and year first written above.

                                                   TRANSFEREE


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------




                                      B-2